As filed with the Securities and Exchange Commission on August 14, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3679168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

701 Gateway Boulevard, Suite 210

South San Francisco, CA 94080

(650) 635-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MATEON THERAPEUTICS, INC. AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

William D. Schwieterman, M.D.

President and Chief Executive Officer

Mateon Therapeutics, Inc.

701 Gateway Boulevard, Suite 210

South San Francisco, CA 94080

(650) 635-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.01 par value per share	2,524,219	$0.19	$479,601.61	$59.71

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the bid and the ask prices of the Common Stock as reported by OTCQB marketplace as of a date (August 10, 2018) within five business days prior to filing this Registration Statement.

(3)	Calculated pursuant to Rule 457(h) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Mateon Therapeutics, Inc. (“Registrant”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) to register 2,524,219 additional shares of Common Stock under the Registrant’s Amended and Restated 2015 Equity Incentive Plan (the “Plan”), pursuant to the provisions of the Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on May 28, 2015 (Registration No. 333-204500). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on April 17, 2018;

(b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K);

(c) the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed on June 24, 1993 (File No. 0-21990) pursuant to Section 12(g) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in its Registration Statement on Form S-1 (File No. 33-64968) filed on June 24, 1993 and declared effective by the SEC on August 25, 1993, and any amendment or report filed with the SEC for purposes of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8 Exhibits.

Filed
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Herewith

3.1	Restated Certificate of Incorporation of the Registrant, as amended by Certificates of Amendment dated June 22, 1995, November 15, 1996, July 14, 2005, June 2, 2009, February 8, 2010, August 5, 2010, February 22, 2011, May 29, 2012, December 27, 2012, July 17, 2013, June 16, 2016 and June 20, 2018.	10-Q	000-21990	08/14/2018

3.2	Amended and Restated Bylaws of the Registrant.	8-K	000-21990	06/17/2016

4.1	Specimen Common Stock Certificate.	10-Q	000-21990	08/02/2016

5.1	Opinion of Mintz Levin.				X

10.1	Amended and Restated Mateon Therapeutics, Inc. 2015 Equity Incentive Plan.	Definitive Proxy Statement on Schedule 14A	000-21990	05/07/2018

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Mintz Levin (contained in Exhibit 5.1).				X

24.1	Power of Attorney (included on signature page of this Registration Statement).				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, California, on this 14th day of August, 2018.

MATEON THERAPEUTICS, INC.

By:	/s/ William D. Schwieterman
Name:	William D. Schwieterman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William D. Schwieterman and Matthew M. Loar, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Mateon Therapeutics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William D. Schwieterman William D. Schwieterman	President and Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)	August 14, 2018

/s/ Matthew M. Loar Matthew M. Loar	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2018

/s/ David J. Chaplin David J. Chaplin	Director	August 14, 2018

/s/ Simon C. Pedder Simon C. Pedder	Director	August 14, 2018

/s/ Donald R. Reynolds Donald R. Reynolds	Director	August 14, 2018

/s/ Bobby W. Sandage Bobby W. Sandage	Director	August 14, 2018